Exhibit 99.1

FOR IMMEDIATE RELEASE
Editorial Contact Suresh Panikar Adaptec, Inc. (408) 957-2393	Investor Contact Nicole Noutsios NMN Advisors (510) 451-2952

Adaptec Reports Second Quarter Fiscal 2009 Results

Company Continues to Maintain Profitability and Generate Cash

MILPITAS, Calif. - October 21, 2008 - Adaptec, Inc. (NASDAQ: ADPT), a global leader in storage solutions, today reported its financial results for the second quarter of fiscal 2009, which ended on September 26, 2008.

"The Company has made significant progress in the past year. In the second fiscal quarter we executed on several strategic initiatives that we believe further strengthen our competitive position. We have maintained a rapid pace of innovation and launched our Green Power initiative with the introduction of Adaptec Intelligent Power Management. We further strengthened our technology portfolio by completing the acquisition of Aristos Logic. In addition, we expanded our OEM business by announcing that IBM is integrating our RAID Storage Processor (RSP) technology into its IBM BladeCenter S," said S. "Sundi" Sundaresh, President and CEO of Adaptec. "And beyond our operational accomplishments, our top line results exceeded the Company's guidance and we continued to maintain profitability and generate cash."

Net revenues from continuing operations for the Company's second quarter of fiscal 2009 were $31.7 million, compared with $37.7 million for the second quarter of fiscal 2008. Gross margins, computed on a generally accepted accounting principles (GAAP) basis, from continuing operations were 42% for the second quarter of fiscal 2009, compared with 36% for the second quarter of fiscal 2008. Non-GAAP gross margins for the second quarter of fiscal 2009 were 44%, compared with 36% for the second quarter of fiscal 2008.

The Company's GAAP income from continuing operations, net of taxes, for the second quarter of fiscal 2009 was $3.3 million, or $0.02 per share, compared with a loss from continuing operations, net of taxes, of ($6.5) million, or ($0.05) per share, for the second quarter of fiscal 2008. GAAP net income for the second quarter of fiscal 2009 was $3.3 million, or $0.02 per share, compared with a net loss of ($7.6) million, or ($0.06) per share, for the second quarter of fiscal 2008.

Non-GAAP income from continuing operations, net of taxes, for the second quarter of fiscal 2009 was $4.0 million, or $0.03 per share, compared with a non-GAAP loss from continuing operations, net of taxes, of ($1.5) million, or ($0.01) per share, for the second quarter of fiscal 2008. Non-GAAP net income for the second quarter of fiscal 2009 was $4.0 million, or $0.03 per share, compared with a non-GAAP net loss of ($2.4) million, or ($0.02) per share, for the second quarter of fiscal 2008. The non-GAAP results for all periods presented, including, but not limited to, the second quarters of fiscal 2009 and 2008, as defined below in the section "Use of Non-GAAP Financial Measures," differ from results measured under GAAP as they exclude stock-based compensation expense, expense associated with the management liquidation pool, amortization of acquisition-related intangible assets, restructuring costs, gain on repurchase of 3/4% convertible notes, other specified charges or gains, and tax differences due to GAAP versus non-GAAP measurements. A complete reconciliation between GAAP and non-GAAP information referred to in this release is provided in the attached tables at the end of this press release.

Conference Call

The Adaptec second quarter fiscal 2009 earnings conference call is scheduled for 2:00 p.m. Pacific Time on October 21, 2008. Individuals may participate via webcast by visiting www.adaptec.com/investor 15 minutes prior to the call. A telephone replay of the teleconference will be available through November 4, 2008 by calling (888) 203-1112 in the U.S. or (719) 457- 0820 internationally and referencing reservation number 9435936.

About Adaptec

Adaptec, Inc. (NASDAQ: ADPT) provides trusted storage solutions that reliably move, manage, and protect critical data and digital content. Adaptec's software and hardware-based solutions are delivered through leading original equipment manufacturers (OEMs) and channel partners to provide storage connectivity, data protection, and networked storage to enterprises, government organizations, medium and small businesses worldwide. More information is available at www.adaptec.com.

Safe Harbor Statement

This news release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements are statements regarding future events or the future performance of Adaptec, and include statements regarding its ability to maintain profitability and continue generating cash, the strengthening of its competitive position and its efforts with respect to innovation. These forward-looking statements are based on current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks include: general economic conditions, if we do not meet our restructuring objectives, we may have to continue to implement additional plans in order to reduce our operating costs; achieving necessary support from the contract manufacturers to which we have outsourced manufacturing, assembly and packaging of our products; retaining key management; Adaptec's ability to launch new software products; difficulty in forecasting the volume and timing of customer orders; reduced demand in the server, network storage and desktop computer markets; our target markets' failure to accept, or delay in accepting, network storage and other advanced storage solutions, including our SAS, SATA and iSCSI lines of products; decline in consumer acceptance of our current products; the timing and volume of orders by OEM customers for storage products; our ability to control and manage costs associated with the delivery of new products; and the adverse effects of the intense competition we face in our business. For a more complete discussion of risks related to our business, reference is made to the section titled "Risk Factors" included in our Quarterly Report on Form 10-Q for the quarter ended June 27, 2008 on file with the Securities and Exchange Commission. Adaptec assumes no obligation to update any forward-looking information that is included in this release.

Adaptec is a registered trademark in the United States and other countries. Other product and company names are trademarks or registered trademarks of their respective owners.

###

Adaptec, Inc.
GAAP Condensed Consolidated Statements of Operations
(unaudited)

                                                  Three-Month Period Ended            Six-Month Period Ended
                                     -------------------------------------------  ----------------------------
                                      September 26,     June 27,    September 28,  September 26,  September 28,
                                          2008            2008          2007           2008           2007
                                     -------------  -------------  -------------  -------------  -------------
                                                              (in thousands, except per share amounts)

Net revenues                        $      31,655  $      31,503  $      37,693  $      63,158  $      73,795
Cost of revenues                           18,326         16,821         24,168         35,147         48,761
                                     -------------  -------------  -------------  -------------  -------------
Gross profit                               13,329         14,682         13,525         28,011         25,034
                                     -------------  -------------  -------------  -------------  -------------
Operating expenses:
   Research and development                 4,863          5,903          9,435         10,766         19,851
   Selling, marketing
      and administrative                    8,753          9,497         12,962         18,250         26,422
   Amortization of acquisition-
      related intangible assets               108             --            630            108          1,273
   Restructuring charges                    1,402          1,837          3,428          3,239          4,954
   Other charges (gains)                       --             --            115             --         (5,799)
                                     -------------  -------------  -------------  -------------  -------------
      Total operating expenses             15,126         17,237         26,570         32,363         46,701
                                     -------------  -------------  -------------  -------------  -------------
Loss from continuing operations            (1,797)        (2,555)       (13,045)        (4,352)       (21,667)
Interest and other income                   6,242          5,262          7,797         11,504         14,518
Interest expense                             (476)          (841)          (955)        (1,317)        (1,969)
                                     -------------  -------------  -------------  -------------  -------------
Income (loss) from continuing
   operations before income taxes           3,969          1,866         (6,203)         5,835         (9,118)
Provision for income taxes                    657          1,913            288          2,570            502
                                     -------------  -------------  -------------  -------------  -------------
Income (loss) from continuing
      operations, net of taxes              3,312            (47)        (6,491)         3,265         (9,620)
                                     -------------  -------------  -------------  -------------  -------------
Discontinued operations:
   Loss from discontinued
      operations, net of taxes                 --           (734)          (997)          (734)        (1,503)
   Income (loss) from disposal of
      discontinued operations,
      net of taxes                             --          5,794           (144)         5,794           (144)
                                     -------------  -------------  -------------  -------------  -------------
Income (loss) from discontinued
   operations, net of taxes                    --          5,060         (1,141)         5,060         (1,647)
                                     -------------  -------------  -------------  -------------  -------------
Net income (loss)                   $       3,312  $       5,013  $      (7,632) $       8,325  $     (11,267)
                                     =============  =============  =============  =============  =============

Income (loss) per common share:
    Basic
        Continuing operations       $        0.03  $       (0.00) $       (0.05) $        0.03  $       (0.08)
        Discontinued operations     $          --  $        0.04  $       (0.01) $        0.04  $       (0.01)
        Net income (loss)           $        0.03  $        0.04  $       (0.06) $        0.07  $       (0.10)
    Diluted
        Continuing operations       $        0.02  $       (0.00) $       (0.05) $        0.02  $       (0.08)
        Discontinued operations     $          --  $        0.04  $       (0.01) $        0.04  $       (0.01)
        Net income (loss)           $        0.02  $        0.04  $       (0.06) $        0.06  $       (0.10)

Shares used in computing
   income (loss) per share:
    Basic                                 119,682        119,192        118,405        119,437        118,151
    Diluted                               134,594        119,192        118,405        137,038        118,151

To supplement its condensed consolidated financial statements in accordance with generally accepted accounting principles (GAAP), the Company's earnings release contains non-GAAP financial measures that exclude certain expenses, gains and losses. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company's performance, and the Company believes that it is providing investors with financial measures that most closely align to its internal measurement processes. The Company also believes, based on feedback provided to the Company during its earnings calls' Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides enhance the ability of the investment community to review the Company's results and projections.

The non-GAAP financial information is presented using consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP financial measures presented by the Company may be different than the non-GAAP financial measures presented by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures.

The Company excludes the following expenses, gains and losses from its non-GAAP financial measures, when applicable:

Stock-based compensation expense: Stock-based compensation expense consists of expenses recorded under SFAS 123(R), "Share-Based Payment," in connection with stock awards such as stock options, restricted stock awards and restricted stock units granted under the Company's equity incentive plans and shares issued pursuant to the Company's employee stock purchase plan. The Company excludes stock-based compensation expense from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company's ongoing business; the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period- over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense.

Management liquidation pool: The managemnet liquidation pool of $5.6 million was included as part of the total consideration to acquire Aristos Logic Corporation. Under the merger agreement, the Company paid $3.2 million upon closing the merger transaction. The remaining $2.4 million is payable within twelve months from the acquisition date, to certain employees of the acquired company, contingent upon their continued employment with the Company. The Company excludes expenses associated with the management liquidation pool as these payments were instituted as a component of the acquisition process and does not reflect the Company's ongoing business.

Amortization of acquisition-related intangible assets: Amortization of acquisition-related intangible assets primarily relate to core and existing technologies, customer relationships and backlog that were acquired from prior acquisitions. The Company excludes the amortization of acquisition-related intangible assets because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business. In addition, in accordance with GAAP, the Company generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired (other than goodwill, which is not amortized, and acquired in-process technology, which is expensed immediately, as required under GAAP). As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, the Company believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes the amortization of acquired intangible assets in order to enhance the period-over-period comparison of its operating results, as there is significant variability and unpredictability across companies with respect to this expense. The amortization of acquisition-related intangible assets for core and existing technologies and backlog from the Company's acquisition of Aristos Logic Corporation is being reflected as cost of revenues, while the amortization of acquisition-related intangible assets for customer relationships is being reflected as part of operating expenses.

Restructuring charges and other charges (gains): Restructuring charges primarily relate to activities engaged in by the Company's management to simplify its infrastructure. Other charges (gains) primarily relate to the impairment of acquisition-related intangible assets from prior acquisitions and gain on sale of long-lived assets. Restructuring charges and other charges (gains) are excluded from non-GAAP financial measures because they are not considered core operating activities. Although the Company has engaged in various restructuring activities over the past several years, each has been a discrete, extraordinary event based on a unique set of business objectives. The Company does not engage in restructuring activities in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures, as it enhances the ability of investors to compare the Company's period-over-period operating results. Other charges (gains) are also excluded from non-GAAP financial measures because the occurrence of such costs is infrequent.

Gain on 3/4% convertible notes: The gain on the Company's 3/4% convertible notes relates to repurchases of these notes in the open market. The gain on the repurchase of 3/4% convertible notes is excluded from non-GAAP financial measures because the occurrence of such costs is infrequent, which would affect the ability of investors to compare the Company's period-over-period operating results, and because the Company does not believe that this activity is reflective of gains and losses customarily incurred in the management of its cash resources.

Income taxes: Incremental income taxes associated with certain non-GAAP items and a tax provision from certain discrete tax events that occurred during the first quarter of fiscal 2009, related to a pre-acquisition adjustment on a foreign entity.

Adaptec, Inc.
Reconciliation of GAAP to Non-GAAP Operating Results
(unaudited)

                                                  Three-Month Period Ended            Six-Month Period Ended
                                     -------------------------------------------  ----------------------------
                                      September 26,     June 27,    September 28,  September 26,  September 28,
                                          2008            2008          2007           2008           2007
                                     -------------  -------------  -------------  -------------  -------------
                                                                   (in thousands)

GAAP gross profit                   $      13,329  $      14,682  $      13,525  $      28,011  $      25,034
   Stock-based compensation expense           118            103             76            221            172
   Amortization of acquisition-
      related intangible assets               427             --             --            427             --
                                     -------------  -------------  -------------  -------------  -------------
Non-GAAP gross profit               $      13,874  $      14,785  $      13,601  $      28,659  $      25,206
                                     =============  =============  =============  =============  =============

GAAP income (loss) from continuing
   operations, net of taxes         $       3,312  $         (47) $      (6,491) $       3,265  $      (9,620)
   Stock-based compensation expense          (219)         1,386            998          1,167          2,442
   Management liquidation pool                332             --             --            332             --
   Amortization of acquisition-
      related intangible assets               535             --            630            535          1,273
   Restructuring charges                    1,402          1,837          3,428          3,239          4,954
   Other charges (gains)                       --             --            115             --         (5,799)
   Gain on 3/4% convertible notes          (1,283)            --             --         (1,283)            --
   Income taxes                               (31)         1,617           (192)         1,586           (352)
                                     -------------  -------------  -------------  -------------  -------------
Non-GAAP income (loss) from continuing
      operations, net of taxes      $       4,048  $       4,793  $      (1,512) $       8,841  $      (7,102)
                                     =============  =============  =============  =============  =============

Adjustment for interest expense on
   3/4% convertible notes, net of tax          --            762             --             --             --
                                     -------------  -------------  -------------  -------------  -------------
Adjusted Non-GAAP income (loss) from
   continuing operations, net of taxes
   -used only to calculate
   diluted earnings per share       $       4,048  $       5,555  $      (1,512) $       8,841  $      (7,102)
                                     =============  =============  =============  =============  =============

GAAP net income (loss)              $       3,312  $       5,013  $      (7,632) $       8,325  $     (11,267)
   Stock-based compensation expense          (219)         1,386            998          1,167          2,442
   Management liquidation pool                332             --             --            332             --
   Amortization of acquisition-
      related intangible assets               535             --            630            535          1,273
   Restructuring charges                    1,402          1,837          3,428          3,239          4,954
   Other charges (gains)                       --             --            115             --         (5,799)
   Gain on 3/4% convertible notes          (1,283)            --             --         (1,283)            --
   Income taxes                               (31)         1,617           (192)         1,586           (352)
   Loss (income) from discontinued
      operations                               --         (5,563)           294         (5,563)           497
                                     -------------  -------------  -------------  -------------  -------------
Non-GAAP net income (loss)          $       4,048  $       4,290  $      (2,359) $       8,338  $      (8,252)
                                     =============  =============  =============  =============  =============

Adjustment for interest expense on
   3/4% convertible notes, net of tax          --            762             --             --             --
                                     -------------  -------------  -------------  -------------  -------------
Adjusted Non-GAAP net income (loss)
   -used only to calculate
   diluted earnings per share       $       4,048  $       5,052  $      (2,359) $       8,338  $      (8,252)
                                     =============  =============  =============  =============  =============

Shares used in computing
   income (loss) per share:
    Basic - GAAP and Non-GAAP             119,682        119,192        118,405        119,437        118,151

    Diluted - GAAP                        134,594        119,192        118,405        137,038        118,151
        Employee options and awards            --          1,067             --             --             --
        3/4% convertible notes            (14,152)        19,224             --        (16,688)            --
                                     -------------  -------------  -------------  -------------  -------------
    Diluted - Non-GAAP                    120,442        139,483        118,405        120,350        118,151
                                     =============  =============  =============  =============  =============

Adaptec, Inc.
Summary Balance Sheet and Cash Flow Data
 (unaudited)

                                                                                           As of
                                                                 --------------------------------------------------------------
Balance Sheet Data                                                September 26, 2008    March 31, 2008       September 28, 2007
---------------------------------------------------------------  ------------------  ------------------      ------------------
                                                                                       (in thousands)
Cash, cash equivalents and marketable securities                $          456,922  $          626,216      $          597,598
Accounts receivable, net                                                    18,333              23,204                  26,672
Inventories                                                                  6,524               9,926                  19,751
Goodwill and other intangible assets, net                                   39,452                  --                   3,867
Other assets                                                                42,818              40,741                  52,084
                                                                 ------------------  ------------------      ------------------
     Total assets                                               $          564,049  $          700,087      $          699,972
                                                                 ==================  ==================      ==================

Current liabilites                                              $           35,475  $           31,439      $           52,282
Current portion of convertible notes                                        86,959             225,321                      --
Convertible notes, less current portion and other
     long-term obligations                                                  17,514              19,231                 231,416
Stockholders' equity                                                       424,101             424,096                 416,274
                                                                 ------------------  ------------------      ------------------
     Total liabilities and stockholders' equity                 $          564,049  $          700,087      $          699,972
                                                                 ==================  ==================      ==================

                                                                                     Three-Month Period Ended
                                                                 --------------------------------------------------------------
Cash Flow Data                                                    September 26, 2008   June 27, 2008         September 28, 2007
---------------------------------------------------------------  ------------------  ------------------      ------------------
                                                                                       (in thousands)
Net income (loss)                                               $            3,312  $            5,013      $           (7,632)
Less: Income (loss) from discontinued operations, net of taxes                  --               5,060                  (1,141)
                                                                 ------------------  ------------------      ------------------
Income (loss) from continuing operations, net of taxes                       3,312                 (47)                 (6,491)
Adjustments to reconcile income (loss) from continuing
     operations, net of taxes, to net cash provided by
     operating activites:
     Non-cash P&L items:
       Stock-based compensation                                               (219)              1,386                     998
       Inventory-related charges                                               271                 197                   2,617
       Depreciation and amortization                                         1,673               1,316                   1,682
       Gain on extinguishment of debt                                       (1,283)                 --                      --
       Other items                                                              --                  60                     195
     Changes in assets and liabilities                                       2,002               4,644                   3,945
                                                                 ------------------  ------------------      ------------------
Net cash provided by operating activities
     of continuing operations                                                5,756               7,556                   2,946
Net cash used in operating activities
     of discontinued operations                                                 --                (151)                 (2,050)
                                                                 ------------------  ------------------      ------------------
Net cash provided by operating activities                       $            5,756  $            7,405      $              896
                                                                 ==================  ==================      ==================

Other significant cash flow activities:
     Proceeds from issuance of common stock                                  1,589                   3                   1,935
     Payments for business acquisitions, net of cash acquired              (38,005)                 --                      --
     Repurchase of 3/4% Notes                                             (136,858)                 --                      --